NOTICE OF ANNUAL SHAREHOLDERS MEETING
PROXY STATEMENT
COMMON STOCK OUTSTANDING
SECURITY OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS DURING 1999
AGGREGATE OPTION/SAR EXERCISES IN 1999 AND YEAR-END OPTION/SAR VALUES
REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE GRAPH
DIRECTOR COMPENSATION
PENSION PLAN
EMPLOYEES’ SAVINGS PLAN
CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS
TRANSACTIONS WITH DIRECTORS AND MANAGEMENT
AUDITORS
MISCELLANEOUS
SHAREHOLDER PROPOSALS -- 2001

SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SECOND BANCORP INCORPORATED

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

[SECOND BANCORP INC. LOGO]

108 Main Avenue, S.W.

Warren, Ohio 44481

April 1, 2000

NOTICE OF ANNUAL SHAREHOLDERS MEETING

TO THE SHAREHOLDERS OF SECOND BANCORP INCORPORATED:

      Notice is hereby given that the Annual Meeting of Shareholders of Second Bancorp Incorporated, will be held in the Directors Room at the Main Office of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 9, 2000, at 1:30 p.m. for the following purposes:

1.	To fix the number of directors at eleven (11);

2.	To elect five (5) directors of the Corporation to serve until the 2002 Annual Meeting of Shareholders or until resignation or removal;

3.	To ratify the appointment of Ernst & Young LLP as the independent certified public accountants of Second Bancorp Incorporated; and

4.	To transact such other business as may come before the meeting or any adjournment thereof.

      The Board of Directors has fixed March 15, 2000 as the record date for the meeting. Only those shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

      WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE ANNUAL SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

      YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

      A proxy statement is submitted herewith.

Christopher Stanitz
Secretary of Second Bancorp Incorporated

[SECOND BANCORP INC. LOGO]

108 Main Avenue, S.W.

Warren, Ohio 44481

April 1, 2000

PROXY STATEMENT

       The Annual Meeting of Shareholders (the “Annual Meeting”) of Second Bancorp Incorporated (“Second Bancorp”, the “Company”, or the “Corporation”), will be held Tuesday, May 9, 2000, at 1:30 p.m. in the Board of Directors Room at the Main Office of The Second National Bank of Warren (“Second National” or the “Bank”), 108 Main Avenue, S.W., Warren, Ohio. This Proxy Statement is being mailed on or about April 1, 2000.

      Only those shareholders of record at the close of business March 15, 2000 will be entitled to vote.

      The solicitation of proxies will be made by mail except for any incidental solicitation by officers and representatives of Second Bancorp by personal interviews or by telephone. Second Bancorp will bear the cost of the solicitation of proxies, and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of Second Bancorp.

COMMON STOCK OUTSTANDING

      As of the record date for the Annual Meeting there were 10,385,650 shares of common stock outstanding, of which 10,287,635 shares are entitled to vote. The remaining 98,015 shares are held by Second National Bank, Second Bancorp’s wholly owned subsidiary, in certain fiduciary capacities and cannot be voted.

      The general corporation law of Ohio provides that if notice in writing is given by a shareholder to the president, a vice president, or secretary of the Corporation not less than 48 hours before the time fixed for holding the meeting, that the shareholder desires the voting at such election to be cumulative, and an announcement of such notice is made upon the convening of the meeting by the chairman of the meeting, or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of directors. Proxies solicited by the Board of Directors will be voted cumulatively, if necessary. For all other purposes, each share is entitled to one vote.

SECURITY OWNERSHIP

      As of the record date, the table below identifies “persons” or groups, as the term is used in section 13(d)(3) of the Securities and Exchange Act of 1934, who own of record or beneficially more than five percent of any class of Second Bancorp voting securities and the number of shares thereof owned directly or beneficially by all Second Bancorp directors and officers as a group as of the record date (unless otherwise indicated).

	Name of Record	Amount and Nature		Percent
Title of Class	or Beneficial Owner	of Beneficial Ownership		of Class

Common Stock	Second National Bank in fiduciary capacity for the benefit of trust customers.	865,833.546 shares	(1)	8.34%
Common stock	Second Bancorp’s officers and directors as a group.(2)	1,293,191.582 shares	(3)	12.45%

(1)	Shares held beneficially as of December 31, 1999 (as indicated on an SEC Schedule 13G, a copy of which was delivered to the Company) in fiduciary capacity for various trust customers of Second National Bank. None of the beneficial owners through Second National’s Trust Department owns or controls five percent or more of the voting securities of the Company.

(2)	Shares directly or beneficially owned as of the record date. The officer and director group comprises 18 individuals.

(3)	Officer and director shareholdings include outstanding stock options exercisable as of the record date. Figure includes all directly owned shares and all shares deemed beneficially owned by individuals in the officer and director group, whether or not disclaimed by the officer or director in question.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Under Securities laws of the United States, Second Bancorp’s directors, its executive (and certain other) officer and any persons holding more than ten percent of any class of Second Bancorp security are required to report their ownership of Second Bancorp securities and any changes in that ownership to the Securities and Exchange Commission and to Nasdaq on a timely basis. Second Bancorp is required to report in this Proxy Statement any failure to make the necessary filing as and when due. In making the following statement, Second Bancorp has relied on the written representations of its incumbent directors and officers and copies of reports known by the Company to have been filed with the SEC. During 1999, all of the required filings were made on a timely basis.

ELECTION OF DIRECTORS

      Pursuant to the Articles of Incorporation of Second Bancorp, the Board of Directors is divided into two classes, each consisting of approximately one-half of the entire board. The directors serve staggered two year terms so that directors of only one class are elected at each Annual Meeting. At the forthcoming Annual Meeting, the shareholders will be asked to fix the maximum number of directors at eleven (11) and to elect five (5) directors in Class II. Each director elected at the Annual Meeting will hold office until the 2002 Annual Meeting of Shareholders or, if earlier, until resignation or removal. Except as otherwise specified in the proxy, the shares represented by all properly executed and returned proxies will be voted for the election of the five nominees named below as directors of Second Bancorp. If, though currently unanticipated, a nominee should become unavailable to serve, proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

      The names of the nominees for director of Second Bancorp in Class II, together with specific information about the nominees, are as follows.

			Number and Percentage of
		Principal Occupation	Common Shares Owned
		During the Past Five	Beneficially as of		Director
Nominees	Age	Years and Directorships	March 15, 2000 (1)		Since

Class II Term Expires in 2002.

John A. Anderson	62	Chairman and Chief Executive Officer,	18,503.091		1987
		The Taylor-Winfield Corporation, Ravenna Manufacturing Company and Hubbparts, Inc. Director of Second National Bank.

Alan G. Brant	68	Chairman and Chief Executive Officer,	120,071.67(	2)	1987
		Second Bancorp. Director of Second	(1.16%	)
		National Bank. Former President and Chief Executive Officer of Second National Bank.

John C. Gibson	72	Chairman of the Board, Jack Gibson Construction Company. Director of Sovereign Circuits, Inc. and Second National Bank.	27,428.327	(3)	1987

James R. Izant	41	Private investor and consultant. Former	439,256(4)		1998
		Executive Vice President, Secretary	(4.23%	)
		and Director of Trumbull Financial Corporation and the Trumbull Savings and Loan Company.

Robert J. Webster	76	Retired business executive. Director of Second National Bank.	42,990(5)		1987

(1)	Unless otherwise indicated, each nominee’s share ownership includes 1,000 currently exercisable options and each nominee’s percentage ownership of Second Bancorp stock is less than 1%.

(2)	Includes 16,206 shares of stock held by Mr. Brant’s wife, the beneficial ownership of which he has disclaimed; 21,266.67 fully vested shares of stock held for Mr. Brant’s benefit by the Company’s Savings Plan; and 26,300 shares of stock representing a like number of currently exercisable options owned by Mr. Brant.

(3)	Includes 1,888.711 shares of common stock owned by, or for the benefit of, Mr. Gibson’s wife, the beneficial ownership of which he has disclaimed; and 4,561.851 shares which are owned by the Jack Gibson Construction Company which company is controlled by Mr. Gibson.

(4)	Includes 1,931 shares held in trust for a minor.

(5)	Includes 10,232 shares of stock owned by Mr. Webster’s wife, the beneficial ownership of which he has disclaimed.

      The names of the six remaining Second Bancorp Directors, together with specific information about the directors, are as follows.

			Number and Percentage of
		Principal Occupation	Common Shares Owned
		During the Past Five	Beneficially as of		Director
Directors	Age	Years and Directorships	March 15, 2000 (1)		Since

Class I Term Expires in 2001

Dr. David A. Allen, Jr.	59	Dean, Kent State University — Trumbull Campus. Former Director of Trumbull Financial Corporation and the Trumbull Savings and Loan Company.	2,000		1998

R. L. (Rick) Blossom	52	President and Chief Operating Officer of Second Bancorp and President, Chief Executive Officer and Director of Second National Bank. Former Chief Executive Officer and Director of First National Bank of Southwestern Ohio and Senior Vice President and Chief Lending Officer of First Financial Bancorp.	5,100(2)		1999

Norman C. Harbert	66	Chairman and Chief Executive Officer of The HAWK Corporation, owner of several manufacturing firms. Director of Second National Bank.	10,307.13(	3)	1987

Phyllis J. Izant	37	Development Associate for Leadership	384,481		1998
		Gifts, Purdue University. Former Director of	(3.70%	)
		Trumbull Financial Corporation and the Trumbull Savings and Loan Company.

John L. Pogue	55	Member, Harrington, Hoppe & Mitchell, Ltd. (attorneys).	2,706.814	(4)	1987
Raymond John Wean, III	51	Business Consultant. Former President and Chief Executive Officer of Barto Technical Services, Inc. Director of Second National Bank.	8,684.785	(5)	1987

(1)	Unless otherwise indicated, each director’s share ownership includes 1,000 currently exercisable options and each director’s percentage ownership of the Company’s stock is less than 1%.

(2)	Includes no currently exercisable options.

(3)	Includes 2,351.96 shares of stock held in a personal trust for Mr. Harbert’s benefit.

(4)	Includes 446 shares of stock held in a SEP IRA account for Mr. Pogue’s benefit.

(5)	Includes 990 shares owned by Mr. Wean’s wife and 998.785 shares owned for the benefit of a minor child.

      During 1999 there were six meetings of the Board of Directors. Each incumbent director and director nominee was present for more than 75 percent of the number of meetings of the Board of Directors. The members of Second National’s Examining (Audit) Committee are Robert C. Lewis, Jr., an outside director of Second National Bank and Second Bancorp outside directors Gibson, Harbert, and Wean, III. Second National Bank Director and Examining Committee member Robert N. Sustar resigned in February 2000 from both positions for personal reasons unrelated to the Company. The functions of the Examining Committee are to meet with Second National’s auditors to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements of Second Bancorp and its subsidiary and reports of the national bank examiners as related to Second National. The Examining Committee held seven meetings in 1999. Second Bancorp’s Board of Directors has no Nominating Committee.

EXECUTIVE COMPENSATION

      Under proxy rules and regulations promulgated by the Securities and Exchange Commission, publicly held corporations are required to disclose to their shareholders certain information concerning, or deemed relevant to, compensation paid to its Named Officers (as defined in the next sentence) and to present that information in tabular and graphic form. The first table contains a summary of annual and long-term compensation for services in all capacities to Second Bancorp and its subsidiary for calendar years 1999, 1998, and 1997 of those persons who were, at December 31, 1999, (i) the chief executive officer and (ii) the four other most highly compensated executive officers of Second Bancorp and its subsidiary (the “Named Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
	Annual Compensation
					Securities
				Other	Underlying	All
Name and				Annual	Option	Other
Principal Position	Year	Salary	Bonus (1)	Compensation	Awards (2)	Compensation (3)

Alan G. Brant, (4)	1999	$286,669	$125,000	$64,277 (5)	10,000	$8,772
Chairman and Chief	1998	$267,500	$90,000	NA	11,300	$9,628
Executive Officer of	1997	$252,000	$80,000	NA	7,500	$9,193
Second Bancorp and Director of Second National Bank
William Hanshaw,	1999	$129,000	$50,000	NA	9,800	$4,209
Executive Officer of	1998	$118,000	$42,000	NA	11,300	$4,495
Second Bancorp and	1997	$110,500	$35,000	NA	6,500	$4,029
Senior Vice President of Second National Bank
David L. Kellerman,	1999	$121,333	$50,000	NA	9,800	$3,462
Treasurer of Second	1998	$108,500	$42,000	NA	10,900	$4,076
Bancorp and Executive	1997	$97,667	$36,000	NA	7,000	$1,489
Vice President, Chief Financial Officer and Director of Second National Bank
Christopher Stanitz,	1999	$123,750	$35,000	NA	9,800	$651
Executive Vice President	1998	$114,125	$30,000	NA	10,900	$651
and Secretary of Second	1997	$101,458	$22,000	NA	7,000	$2,721
Bancorp and Vice President of Second National Bank
Diane C. Bastic,	1999	$113,500	$38,000	NA	9,000	$7,162
Executive Officer of	1998	$106,667	$33,000	NA	10,600	$6,776
Second Bancorp and	1997	$99,917	$30,000	NA	6,500	$6,288
Senior Vice President of Second National Bank

(1)	Includes amounts earned for the year in question but paid during the following year.

(2)	Stock option awards for 1998 were granted in two separate sets. The first set was granted February 3, 1998 under the Company’s former incentive stock option plan. The second set was granted November 20, 1998 under the Company’s successor non-qualified stock option plan approved by shareholders at the 1998 Annual Meeting.

(3)	Amounts reported for 1999 represent the sum of the Company’s contributions on behalf of each of the Named Officers under the Company’s employee savings plan ($6,644, $3,750, $2,975, $0, and $6,593 respectively for Officers Brant, Hanshaw, Kellerman, Stanitz and Bastic) and executive long term disability plan ($2,128, $459, $487, $651, and $569 respectively for Officers Brant, Hanshaw, Kellerman, Stanitz and Bastic).

(4)	Prior to December 6, 1999, Mr. Brant’s titles were Chairman and President of Second Bancorp and President and Chief Executive Officer of Second National Bank. Mr. Brant also received fees in the amount of $9,700 for 1998, and $7,700 for 1997 in compensation for his services as a director of Second Bancorp. Effective January 1, 1999, Second Bancorp discontinued the payment of fees to inside directors.

(5)	Aggregate payments to Mr. Brant under his Deferred Compensation Agreement with the Company dated March 15, 1999.

OPTION GRANTS DURING 1999

      Second Bancorp’s 1998 Non-Qualified Stock Option Plan (the “NQSO Plan”) was approved by action of the Company’s shareholders at the May 12, 1998 Annual Meeting. Upon approval by the shareholders, the NQSO Plan replaced the Company’s Stock Option Incentive Plan approved by the shareholders on May 14, 1991 and amended May 14, 1994. The following table contains information on non-qualified stock options granted during 1999 to the Named Officers and their potential realizable value.

					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total			of Stock Price Appreciation
	Underlying	Options			for Option Term
	Options	Granted to	Exercise or	Expiration
Name	Granted (1)	Employees (2)	Base Price (3)	Date (4)	5%	10%

A. G. Brant	10,000	10.7%	$22.719	5/10/09	$142,900	$362,100
W. Hanshaw	9,800	10.5%	$22.719	5/10/09	$140,042	$354,858
D. L. Kellerman	9,800	10.5%	$22.719	5/10/09	$140,042	$354,858
C. Stanitz	9,800	10.5%	$22.719	5/10/09	$140,042	$354,858
D. C. Bastic	9,000	9.6%	$22.719	5/10/09	$128,610	$325,890

ALL COMMON SHAREHOLDERS	NA	NA	NA	NA	$148,410,939	$376,064,387

(1)	The reported stock options were granted on May 11, 1999.

(2)	Options granted to non-employee directors under the NQSO Plan are excluded from calculation.

(3)	The base price of each awarded option is equal to the mean of the “bid” and “ask” price of the Corporation’s common stock on the date the option was granted.

(4)	Notwithstanding the stated expiration date, all stock options held by an individual terminate if that person ceases to be an employee for any reason other than death, disability, or retirement. In the event of death, disability, or retirement options must be exercised by the recipient or, as the case may be, by the recipient’s representative no later than the earlier of the expiration date of the option or the third anniversary date of the event.

AGGREGATE OPTION/ SAR EXERCISES IN 1999 AND

YEAR-END OPTION/ SAR VALUES

      The following table contains information on the value realized by the Named Officers during 1999 on their exercise of stock appreciation rights (SARs) and stock options and the number and value of unexercised stock options at year-end 1999. There were no outstanding SARs at the end of 1999.

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-The-Money
	Shares			Options at Year-End 1999(1)		Options at Year-End 1999
	Acquired on		Value
Name	Exercise(2)		Realized(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan G. Brant	17,500	(4)	$257,795	26,300	10,000	$67,065	$0
William Hanshaw	0		0	20,950	9,800	$28,167	$0
David L. Kellerman	0		0	17,900	9,800	$0	$0
Christopher Stanitz	4,500	(5)	$71,064	36,300	9,800	$198,913	$0
Diane C. Bastic	6,000	(6)	$88,122	23,500	9,000	$57,229	$0

(1)	Where appropriate, the number of options and SARs have been adjusted for stock dividends and stock splits. All numbers represent options unless otherwise indicated.

(2)	With respect to stock appreciation rights, the number of SARs exercised during the year.

(3)	Market value of underlying securities at exercise minus the exercise or base price.

(4)	Includes 10,000 SARs with a base price of $5.454545 per share exercised March 19, 1999 at a five day average price of $22.9375 per share ($174,830 value realized); and 7,500 share stock option with a base price of $10.563 per share exercised April 12, 1999 on which date the price of the Company’s common stock was $21.625 per share ($82,965 value realized).

(5)	Includes 2,250 share stock option with a base price of $9.208 per share exercised April 15, 1999 on which date the price of the Company’s common stock was $22.00 per share ($28,782 value realized); and 2,250 share stock option with a base price of $9.208 per share exercised June 16, 1999 on which date the price of the Company’s common stock was $28.00 per share ($42,282 value realized).

(6)	6,000 share stock option with a base price of $10.563 per share exercised October 26, 1999 on which date the price of the Company’s common stock was $25.25 per share ($88,122 value realized).

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation and Organization Committee of the Board of Directors (the “Committee”) is a joint committee of Second Bancorp Incorporated and subsidiary Second National Bank (together referred to in this report as the “Company”), and is composed of outside directors John A. Anderson (Committee Chairman), Cloyd J. Abruzzo, David A. Allen, Jr., and Robert J. Webster. The Committee reviews and approves all officer compensation levels with a view toward attracting and retaining qualified, competent executives to lead the Company in the achievement of its business objectives and to enhance long-term shareholder value.

Executive Officer Compensation

      The Company’s executive officer compensation program comprises base salaries, discretionary cash incentive bonuses and long-term incentives in the form of stock option grants. Certain executive officers also receive additional cash or long-term incentives under individual arrangements approved by the Committee and intended to stimulate performance deemed to be of particular significance to the Company’s success.

      Base Salary. Each executive officer’s salary level is reviewed annually based upon performance of functional responsibilities, contribution to corporate strategic goals, experience, and demonstrated capabilities. Measurements of performance may be quantitative and/or qualitative depending upon the content of the job under evaluation.

      Discretionary Cash Incentive Bonus. The Company paid discretionary bonuses to its executive officers from an incentive pool funded in an aggregate amount determined by the Committee to reflect the overall operating results of the Company during the year. Cash bonuses were paid from the incentive pool during February 2000 for performance in 1999 to ten individuals in amounts representing the Committee’s subjective assessment of the executive’s demonstrated capabilities, contribution to the Company and unique expertise.

      Non-discretionary Cash Incentive Payments. The Company also made non-discretionary incentive payments during 1999 to Second National Bank’s Senior Vice President for real estate lending. The monthly incentive was based upon the dollar volume of bank-wide retail mortgage loan originations in excess of an established threshold. Non-discretionary incentives paid to the executive in 1999 totaled $19,784.

      Stock Option Grants. To achieve long-term enhancement of shareholder value, the Company has an incentive program which involves the granting of non-qualified stock options (“NQSOs”) to a limited number of key officers, including its executive officers. NQSOs are awarded by the Committee under the Company’s 1998 Non-Qualified Stock Option Plan approved by shareholders on May 12, 1998 (the “NQSO Plan”). NQSOs are awarded under the Plan at an exercise price on dates determined by the Committee, such price to be no less than the mean of the “bid” and “ask” prices of Second Bancorp’s common shares on such grant dates. Options are awarded for ten year periods but are not exercisable during the first year following their grant and are currently subject to an annual limit of 10,000 shares to any individual.

      Options are awarded subjectively with the Committee taking into consideration the same attributes that are considered in the setting of salaries and the distribution of cash incentive bonuses. During 1999, a total of 93,400 options representing a like number of Company shares were awarded to 11 key officers under the NQSO Plan.

      Performance Restricted Shares. Pursuant to the terms of an employment agreement between the Company and Rick L. Blossom, President and Chief Executive Officer of Second National Bank and President and Chief Operating Officer of Second Bancorp, the Company will award Mr. Blossom restricted stock in the Company upon the attainment of Company-wide return on asset (ROA) and earnings per share (EPS) goals. The Committee believes this incentive will more closely align this key executive’s interest with the financial interests of the shareholders by focusing on improvement in indicators of financial performance which tend to have a direct impact on the market value of the Company’s stock. The terms of Mr. Blossom’s employment and related agreements are more fully discussed in the “Certain Agreements with Executive Officers” section of this proxy statement.

Chief Executive Officer Compensation

      Measurements employed in determining compensation paid to Chairman and Chief Executive Officer Alan G. Brant are generally similar to those applicable to other executive officers, but also include his performance in attracting, developing, retaining, and motivating key management members critical to the achievement of the Company’s short and long term growth, earnings, and strategic goals. Elements of Mr. Brant’s compensation thus set by the Committee are reviewed by remaining outside members of the Board.

      The base salary paid Mr. Brant in 1999 and incentive cash bonus paid him in February, 2000 (as indicated in the Executive Compensation Table in this proxy statement) were a direct and indirect reflection of a multiplicity of factors impacting the Company’s progress and performance during the year and, to a lesser extent, salaries and bonuses paid to CEOs of banking companies similar to the Company in size and market area. Aggregate base salary and cash bonus paid to Mr. Brant for 1999 represented a 15.2% increase over compensation paid to him in the prior year. In setting Mr. Brant’s compensation the Committee took into account, among other things (and excluding merger costs incurred in 1998), year-to-year increases of (i) 52% in net operating income, (ii) 53% in diluted earnings per share, (iii) 48% in return on assets, and (iv) 59% in return on equity. On a normalized earnings basis which also excludes a 1998 balance sheet restructuring to address credit quality issues, earnings were up in excess of 12% for the year.

      Since stock option grants depend upon increases in the Company’s common stock price to have value as an incentive to the recipient, such grants are viewed by the Committee as integral components of Mr. Brant’s (and other key executives’) compensation arrangement. Though the market price of the Company’s stock did not fairly reflect its financial strength and performance during 1999, we continue to believe options are a highly effective tool in directly aligning executives’ financial interests with those of the Company’s shareholders.

Cloyd J. Abruzzo
David A. Allen, Jr.
John A. Anderson
Robert J. Webster

COMMON STOCK PERFORMANCE GRAPH

      Supplemental to the executive compensation information presented in this Proxy Statement, the following is a five year comparison of total return to Second Bancorp common shareholders with appropriate broad-based market indexes and an index of stock performance by a peer group of publicly traded companies. The graph compares year-end total shareholder returns, assuming dividends are reinvested, for the five-year period ending December 31, 1999 for Second Bancorp common stock with the Nasdaq Bank Stocks Index (Nasdaq Banks), the Nasdaq Stock Market Index (Nasdaq Market), and the Russell 2000 Index (Russell 2000). The Nasdaq Bank Stocks Index is an index of total stock return for all domestic banks traded on the Nasdaq. The Nasdaq Stock Market Index is a broad-based index of total stock return for all U.S. companies traded on the Nasdaq National Market. The Russell 2000 Index, that includes the Company’s stock, is also a broad-based index of total stock return for 2,000 domestic companies having generally comparable market capitalizations.

Performance Graph

	SECOND BANCORP	NASDAQ BANKS	NASDAQ MARKET	RUSSELL 2000

YE’94	100.00	100.00	100.00	100.00
YE’95	140.60	149.00	141.30	128.40
YE’96	154.90	196.70	173.90	149.60
YE’97	256.70	329.40	213.10	183.10
YE’98	229.30	327.10	300.20	178.40
YE’99	235.90	314.40	542.40	216.40

      The Company’s Common Stock Performance Graph now includes the Russell 2000 Index which Second Bancorp believes provides a more meaningful comparison to the Company’s performance than the Nasdaq Stock Market Index. The Nasdaq Stock Market Index, which is heavily influenced by stocks subject to unusual speculation, will not be used by the Company in future Performance Graphs.

DIRECTOR COMPENSATION

      Each non-employee Second Bancorp director received $4,500 for services as a member of the Board of Directors in 1999 and $400 for each board or committee meeting attended. In addition, each director participates in the Company’s 1998 Non-Qualified Stock Option Plan approved by the shareholders on May 12, 1998 (the “NQSO Plan”). Under the NQSO Plan, non-employee directors are entitled to receive options to purchase 1,000 shares of Second Bancorp common stock (i) upon initial election or appointment to the Board of Directors, and (ii) on the date of each annual meeting of the Company’s shareholders provided, however, that non-employee directors are not eligible to receive more than 1,000 options under the NQSO Plan during any given calendar year. Options granted under the NQSO Plan are for ten year periods, are not exercisable until the first anniversary date of the grant and are exercisable at a price not less than the mean of the “bid” and “ask” price of the Company’s stock on the date the options are awarded. On May 11, 1999 each non-employee director received 1,000 options to purchase Company stock at $22.719 per share under the NQSO Plan.

PENSION PLAN

      Second Bancorp has no pension plan but its officers are participants in Second National’s Plan. Second National’s Plan is a defined benefit, non-contributory Pension Plan for all of its employees and is identified as “The Employees Retirement Plan of The Second National Bank of Warren”. Due to the Plan’s fully funded status, the aggregate contribution for all Plan participants during 1999 was zero percent (0%) of the total remuneration of Plan participants. Remuneration for purposes of the Plan is the total of salaries, commissions, and bonuses paid during the year to the Plan participants. Retirement benefits under the Pension Plan are based primarily upon years of service and remuneration and take into account, among other things, retirement benefits paid under the Social Security Act. The normal retirement date for the Pension Plan is age 65. No pension benefits were paid to the Named Officers in 1999.

      The following table sets forth the estimated annual benefits at normal retirement age pursuant to the provisions of the Pension Plan to persons in specified remuneration and years-of-service classifications:

	Estimated Annual Pension
	for Representative Years of Credit Service
	(assuming retirement January 1, 2000)
Final Average
Remuneration	10	20	30	40

$100,000	$19,900	$39,900	$49,800	$49,800
125,000	25,200	50,400	63,000	63,000
150,000	30,400	60,900	76,100	76,100
175,000	34,600	69,300	86,600	86,600
200,000	34,600	69,300	86,600	86,600
250,000	34,600	69,300	86,600	86,600
300,000	34,600	69,300	86,600	86,600
350,000	34,600	69,300	86,600	86,600

      As of December 31, 1999, officers Brant, Hanshaw, Kellerman, Stanitz, and Bastic had 14, 10, 18, 7, and 14 years, respectively, of completed credited service under Second National’s Pension Plan.

EMPLOYEES’ SAVINGS PLAN

      The officers of Second Bancorp are participants in The Employees’ Savings Plan of The Second National Bank of Warren. Any employee who has completed 1,000 hours of service to Second National is eligible to participate in the Plan. The Plan provides that any eligible employee may elect a deduction from his/her salary, ranging from 1-15% of compensation per payroll period, the amount of which will be held by the Plan trustee for the account of such employee. Under the Plan (and subject to Internal Revenue Code limitations on individual participant’s contributions to the Plan in any given year), Second National will contribute to the Plan, on behalf of each participating employee, an amount equal to 75% of the lesser of (i) the participating employee’s contribution to the Plan, or (ii) 6% of the participating employee’s compensation. Participation in the Plan is voluntary. Amounts held by the Plan trustee for a participating employee may be withdrawn by such employee upon termination of employment with Second National, upon the participant’s retirement or in the event of his or her disability. Amounts set aside for a participating employee’s benefit through salary deduction will be invested by the Plan trustee at the participant’s direction in one of several investment vehicles — a Money Market Fund, a Second Bancorp Stock Fund, a Fixed Income Common Trust Fund, an Equity Common Trust Fund, or a Growth Common Trust Fund. Second National’s portion of the contribution is invested solely in the Second Bancorp Stock Fund.

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

      The Company and Mr. Brant are parties to an employment agreement and a deferred compensation agreement. The employment agreement, which is presently operative, sets forth the terms and conditions applicable to Mr. Brant’s service to the Company. The term of Mr. Brant’s employment under the agreement extends through March 31, 2001 with an additional extension through March 31, 2002 in the event a change in control of the Company occurs during the term of the agreement. The deferred compensation agreement was entered into by the Company and Mr. Brant on March 15, 1999 and replaces a previous deferred compensation agreement and a supplemental pension agreement which provided Mr. Brant with an additional year of pension credit for every two years of service without regard to the limits placed on executive compensation by the Internal Revenue Code. Payments to Mr. Brant during 1999 under the deferred compensation agreement have been reported as “Other Annual Compensation” in the Summary Compensation Table of this proxy statement.

      Effective December 6, 1999 Rick L. Blossom was elected President and Chief Operating Officer of Second Bancorp and President and Chief Executive Officer of Second National Bank. Concurrently with his election, Mr. Blossom and the Company entered into an employment agreement and a deferred compensation agreement. The five year employment agreement provides for an initial annual base salary of $400,000, a prorated bonus for 1999 and a guaranteed $150,000 bonus for calendar year 2000, all subject to subsequent annual review and adjustment as merited. In addition, the agreement provides for (i) a lump sum payment to Mr. Blossom in the amount of $250,000 in compensation for foregone benefits at his prior employment, (ii) ten year options to purchase 20,000 shares of Company common stock (10,000 awarded on the date of his employment and 10,000 in 2000) at prevailing market prices, and (iii) an indeterminate number of performance restricted shares of stock to be granted and vest over a five year period. The number of performance restricted shares to be granted Mr. Blossom thereunder will be determined by the attainment of return on asset (ROA) and earnings per share (EPS) goals set out in the agreement. Mr. Blossom’s deferred compensation agreement provides him with an additional year of pension credit for every two years of service without regard to the limits placed on executive compensation by the Internal Revenue Code.

      Second Bancorp has also entered into management severance agreements with Messrs. Blossom, Hanshaw, Kellerman, Stanitz, Ms. Bastic and three other key executives. Those agreements generally provide certain benefits to the executive if his/her employment is terminated within one year after the date of any change in control of the Company or if the executive resigns within that time frame as a result of a significant reduction in job responsibilities or compensation, or significant relocation of his/her place of employment. Upon any such occurrence, the executive will be entitled to (i) continuation of salary and benefits for 2.99 years at an annual rate equal to his/her average gross compensation for the previous five years, and (ii) executive job search assistance. These agreements automatically terminate if the executive voluntarily resigns or is discharged for cause.

TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

      All directors and officers of Second Bancorp and the companies with which outside directors are associated, were customers of and transact banking business with Second National in the ordinary course of the Bank’s business during fiscal year 1999 and to date. Except as disclosed herein, loans and commitments to loan included among such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons. Such transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

      During 1999 the Bank leased its Champion, Ohio banking center from the Cousins Company, a family partnership which is 50% owned by Director John C. Gibson, at a fair market annual rental rate of $40,158. The Bank continues to make monthly lease payments on that facility under a lease agreement expiring in 2004. In addition, Second National leased a facility from Mr. Gibson that prior to November 1998 had been the Bank’s Newton Falls, Ohio banking center. On September 28, 1999 as a result of arms length negotiations initiated by the Bank, Mr. Gibson purchased real estate adjacent to that office, leasehold improvements and equipment from Second National. Aggregate consideration received by the Company in conjunction with the asset sale was $123,985 and included Mr. Gibson’s forgiveness of $70,000 in lease obligations remaining on the vacant facility. Fair value for the transferred assets was determined jointly by the Bank’s President and Chief Financial Officer and reflected the equipment and leasehold improvements’ remaining book value and the real estate’s appraised value for tax purposes. Mr. Gibson also serves as Chairman of the Board of Jack Gibson Construction Company (“Gibson Construction”). During 1999, the Bank contracted with Gibson Construction for the renovation or repair of a number of facilities. Fees paid to Gibson Construction by the Company during 1999 for services performed in the normal course of business totaled $52,248.

      The Bank subleases space in its main office building to various entities including the Raymond John Wean Foundation which subleased office space in 1999 at a fair market annual rental rate of $16,140. Raymond John Wean, III, a Second Bancorp Director, is one of four administrators of the Foundation.

      The law firm of Harrington, Hoppe & Mitchell, Ltd., of which Second Bancorp Director John L. Pogue is a member, was paid fees for various legal services performed for the Company and the Bank in the normal course of their business during 1999 and it is anticipated that such arrangement will continue. Legal fees paid the firm in 1999 were $196,588. In addition, the firm subleased space from the Bank in its main office building during 1999 at a fair market annual rental rate of $79,980.

      Second Bancorp Director James R. Izant is the former Executive Vice President and Secretary of Trumbull Financial Corporation which was acquired by, and merged into, Second Bancorp on November 19, 1998. Second Bancorp and Mr. Izant are parties to a Consulting and Non-Competition Agreement dated August 31, 1998 pursuant to which Mr. Izant:(i) advises the Company on conversion issues related to the acquisition and merger; (ii) assists Second Bancorp and the Bank in the preservation of customer relationships and attraction of new customers; (iii) assists the Company in the retention and/or recruitment of high quality employees; (iv) provides general consulting services at the request of Chairman Alan G. Brant for up to 45 hours per month; and (v) has agreed not to compete with Second Bancorp for two (2) years. In return for his services and agreement, Second Bancorp has committed to exercise reasonable best efforts to have Mr. Izant nominated by the Board of Directors as a director of Second Bancorp during the two year term of the Consulting Agreement and Mr. Izant will receive: (i) a $90,000 non-compete fee payable in two annual installments, each in the amount of $45,000; and (ii) consulting fees in the amount of $3,750 per month for 24 consecutive months.

AUDITORS

      The Board of Directors has appointed Ernst & Young LLP as the independent certified public accountants of Second Bancorp for the year 2000. Shareholder ratification of this appointment will be acted upon at the Annual Meeting.

      A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement, if desired.

MISCELLANEOUS

      The Board of Directors of Second Bancorp is not aware of any matters which are to be presented at the forthcoming Annual Meeting of Shareholders other than those specifically enumerated herein and in the notice of the meeting.

      Whether or not you expect to be present at the Annual Shareholders Meeting, it is important that you sign and return the enclosed proxy. If you do attend the meeting, you may vote personally rather than by proxy.

      All shares represented by proxy in the form enclosed herewith will, in the absence of other instructions, be voted in favor of:

(1) Fixing the number of directors at 11;

(2) Electing John A. Anderson, Alan G. Brant, John C. Gibson, James R. Izant, and Robert J. Webster as directors to serve until the 2002 Annual Meeting of Shareholders or until a successor is elected and qualified;

(3) Ratifying the appointment of Ernst & Young LLP as the independent certified public accountants of Second Bancorp.

      Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote upon any such matters in accordance with the recommendations of the Board of Directors.

      The cost of solicitation of proxies shall be borne by Second Bancorp, including the cost of preparing and mailing this Proxy Statement. Such solicitation will be made primarily by mail but may also involve personal and telephonic contacts by the Board of Directors, employees and agents of Second Bancorp and Second National Bank.

SHAREHOLDER PROPOSALS — 2001

      In order for shareholder proposals to be considered for presentation at the 2001 Annual Meeting of Shareholders, such proposals must be received by Second Bancorp no later than December 1, 2000.

      THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. FINANCIAL STATEMENTS FOR THE LATEST FISCAL YEAR, PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, ARE CONTAINED IN SECOND BANCORP’S 1999 ANNUAL REPORT MAILED TO SHAREHOLDERS WITH THIS NOTICE AND PROXY STATEMENT. ADDITIONAL COPIES OF SECOND BANCORP’S ANNUAL REPORT FOR 1999 CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE CORPORATION’S SECRETARY, CHRISTOPHER STANITZ, AT THE ADDRESS SET FORTH ON THE COVER OF THIS PROXY STATEMENT.

Christopher Stanitz
Secretary
Second Bancorp Incorporated

SECOND BANCORP INCORPORATED
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2000

The undersigned hereby appoints D. Max Draime, Eugene E. Rossi, and Frederick M. Shape, and each of them, with power of substitution, proxies to represent the undersigned to vote all common shares of Second Bancorp Incorporated, owned by the undersigned at the Annual Meeting of Shareholders to be held in the Directors Room at the Main Office of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 9, 2000, at 1:30 p.m. and any adjournment thereof, as marked on the reverse side hereof.

The proxies are also authorized to vote upon such other business as may properly come before the meeting.

None of the above named proxy holders are officers or employees of Second Bancorp Incorporated.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” THE PROPOSITIONS LISTED ON THIS PROXY CARD UNLESS OTHERWISE INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS AND “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

1.	To fix the number of directors at 11	For	Against	Abstain

		______	_______	_______

2.	To elect directors in Class II to serve a term of two years.	Vote For All	Withhold Vote For All

	Nominees: Anderson, Brant, Gibson, J. Izant, Webster	_______	_______

A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY LINING THROUGH THE NOMINEE’S NAME.

3.	To Ratify the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp Incorporated.	For	Against	Abstain

		______	_______	_______

The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of Notice of Annual Shareholders Meeting and the Proxy Statement accompanying the notice.

Please sign exactly as name appears at left. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign corporate or partnership name by authorized officer.

Date Signed __________, 2000	__________________________________

__________________________________

Signature of Shareholder(s)

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